Exhibit 99.2

                            EXHIBIT A TO SCHEDULE 13G
                             JOINT FILING AGREEMENT


     Each of the undersigned persons hereby agrees and consents to this joint filing of Schedule 13G on such person's behalf, pursuant to Section 13(d) and
(g) of the Securities and Exchange Act of 1934, as amended, and the rules promulgated thereunder. Each of these persons is not responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such persons know or have reason to believe that such information is inaccurate.

                                        Dated:  February 14, 2003

                                        RBC Global Investment Management Inc.
                                        BY: /s/ M. George Lewis
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                                            President & C.E.O.

                                        RT Investment Management Holdings Inc.
                                        BY: /s/ M. George Lewis
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                                            Authorized Signatory

                                        The Royal Trust Company
                                        BY: /s/ M. George Lewis
                                            ------------------------------------
                                            Authorized Signatory

                                        Royal Mutual Funds Inc.
                                        BY: /s/ Russell Purre
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                                            Sr. Manager Risk